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                                                                 EXHIBIT 3.106
                                 State of Delaware                      PAGE 1

                        Office of the Secretary of State
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     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY
CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "KATZ MILLENNIUM MARKETING INC.", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF JUNE, A.D. 1996, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.




[DELAWARE SECRETARY'S OFFICE SEAL]   /s/  Edward J. Freel
                                     -----------------------------------
                                     Edward J. Freel, Secretary of State

2632759 8100                         AUTHENTICATION:  7999379


960169530                                      DATE: 06-24-96

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                          CERTIFICATE OF INCORPORATION

                                       OF

                         KATZ MILLENNIUM MARKETING INC.


     THE UNDERSIGNED, in order to form a corporation for the purposes herein stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:


     FIRST: The name of the corporation is Katz Millennium Marketing Inc. (hereinafter called the "Corporation").

     SECOND: The registered office of the Corporation is to be located at 1013 Centre Road, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity, without limitation, for which a corporation may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The aggregate number of shares of all classes of stock which the Corporation is authorized to issue is One Thousand (1,000) shares, designated Common Stock, of the par value of One Dollar ($1.00) per share.

     FIFTH: The name and mailing address of the incorporator is:

          NAME                         ADDRESS
          ----                         -------

       Susan E. Todd              c/o Battle Fowler LLP
                                  75 East 55th Street
                                  New York, New York 10022


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     SIXTH: The election of directors need not be by written ballot unless the
By-laws so provide.

     SEVENTH: The Board of Directors of the Corporation is authorized and empowered from time to time in its discretion to make, alter, amend or repeal By-laws of the Corporation, except as such power may be restricted or limited by the General Corporation Law of the State of Delaware.

     EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stock-



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holders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     NINTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

     TENTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.


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     IN WITNESS WHEREOF, I have hereunto set my hand the 11th day of June, 1996.



                         /s/  Susan E. Todd
                         ------------------------------
                         Susan E. Todd, Sole Incorporator
                         75 East 55th Street
                         New York, New York 10022



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